
<ARTICLE> 9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE CURRENT
REPORT ON CITICORP'S FORM 10-K FOR THE TWELVE MONTH PERIOD ENDED DECEMBER 31,
1998 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS
AND ACCOMPANYING DISCLOSURES.
</LEGEND>
<CIK> 0000020405
<NAME> CITICORP 1998
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                           8,969
<INT-BEARING-DEPOSITS>                          15,147
<FED-FUNDS-SOLD>                                 6,888<F1>
<TRADING-ASSETS>                                33,667
<INVESTMENTS-HELD-FOR-SALE>                     40,404
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                        206,994
<ALLOWANCE>                                      6,224<F2>
<TOTAL-ASSETS>                                 343,620
<DEPOSITS>                                     225,813
<SHORT-TERM>                                    23,108<F3>
<LIABILITIES-OTHER>                             12,820
<LONG-TERM>                                     20,599
<PREFERRED-MANDATORY>                                0<F4>
<PREFERRED>                                          0<F4>
<COMMON>                                             0<F4>
<OTHER-SE>                                      22,569<F4>
<TOTAL-LIABILITIES-AND-EQUITY>                 343,620
<INTEREST-LOAN>                                 20,826
<INTEREST-INVEST>                                2,963
<INTEREST-OTHER>                                 3,400
<INTEREST-TOTAL>                                27,189
<INTEREST-DEPOSIT>                              11,503
<INTEREST-EXPENSE>                              14,988
<INTEREST-INCOME-NET>                           12,201
<LOAN-LOSSES>                                    2,381
<SECURITIES-GAINS>                                 524
<EXPENSE-OTHER>                                  5,970
<INCOME-PRETAX>                                  4,469
<INCOME-PRE-EXTRAORDINARY>                       2,810
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     2,810
<EPS-PRIMARY>                                        0<F4>
<EPS-DILUTED>                                        0<F4>
<YIELD-ACTUAL>                                    4.43<F5>
<LOANS-NON>                                      3,437<F6>
<LOANS-PAST>                                     1,094<F7>
<LOANS-TROUBLED>                                    45
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 5,816
<CHARGE-OFFS>                                    2,950
<RECOVERIES>                                       627
<ALLOWANCE-CLOSE>                                6,224<F2>
<ALLOWANCE-DOMESTIC>                                 0<F8>
<ALLOWANCE-FOREIGN>                                  0<F9>
<ALLOWANCE-UNALLOCATED>                              0<F10>

<F1>Includes Securities Purchased Under Resale Agreements.
<F2>Allowance activity for the twelve months of 1998 include $350MM in other changes, of which, $320MM reflects the addition of credit loss reserves related to the acquisition of UCS. The remaining balance is principally foreign currency translation effects.
<F3>Purchased Funds and Other Borrowings.
<F4>On October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. (TRV) (the Merger). Following the Merger,
TRV changed its name to Citigroup Inc. (Citigroup). Under the terms of the Merger,
Citigroup common and preferred stock were exchanged for Citigroup common and preferred stock.
<F5>Taxable Equivalent Basis.
<F6>Includes $1,343MM of cash-basis commercial loans and $2,094MM of consumer loans on which accrual of interest has been suspended.
<F7>Accruing loans 90 or more days delinquent.
<F8>No portion of Citicorp's credit loss allowance is specifically allocated to any individual loan or group of loans.
<F9>See Footnote F8 above.
<F10>See Footnote F8 above.

